Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:


72DD1 (000s omitted)
 	Class A		7,617
	Class B		3,077
	Class C		  241

72DD2 (000s omitted)
	Class M		  234
	Class Y		2,897

73A1
	Class A		0.065623
	Class B		0.034279
	Class C		0.026561

74A2
	Class M		0.057735
	Class Y		0.106266

74U1 (000s omitted)
	Class A		84,804
	Class B		56,028
	Class C		 5,468

74U2 (000s omitted)
	Class M		 2,379
	Class Y		33,289

74V1	Class A		5.18
	Class B		5.19
	Class C		5.18

74V2	Class M		5.20
	Class Y		5.17